Exhibit 99.1

NeoStem Announces 2013 Year End Financial Results and Provides Corporate Update
Expanded Clinical Development Programs With Near Term Data
NEW YORK, March 13, 2014 (GLOBE NEWSWIRE) -- NeoStem, Inc. (Nasdaq:NBS) ("NeoStem" or the "Company") today announced 2013 year end results and provided an update on its business.
NeoStem is a leader in the emerging cellular therapy industry, pursuing the preservation and enhancement of human health globally through the development of cell based therapeutics that prevent, treat or cure disease by repairing and replacing damaged or aged tissue, cells and organs and restoring their normal function. The business includes the development of novel proprietary cell therapy products as well as a revenue-generating contract development and manufacturing service business. This combination has created an organization with unique capabilities for cost effective in-house product development and immediate revenue and cash flow generation.
"NeoStem is positioned for significant transformation in our product pipeline in 2014," commented Dr. Robin Smith, NeoStem's Chairman and CEO. "In addition to announcing clinical results for product candidates in both our CD34 Cell Program for ischemic repair and T Regulatory (Treg) Cell Program for immune modulation, we plan to advance these programs in studies that include type 1 diabetes, chronic heart failure and steroid resistant asthma. Additionally, our wholly owned contract manufacturing business, PCT, will continue to prepare for successful commercial-scale manufacturing through its newly formed Engineering & Innovation Center designed to support the manufacturing of high quality products with a reasonable cost of goods."
2013 Business Highlights
In 2013, NeoStem significantly advanced its leadership in the cell therapy industry, with highlights including:

•
Positive Data Safety Monitoring Board outcomes for the 12 and 18 month data and safety reviews for our PreSERVE AMI Phase 2 clinical trial evaluating AMR-001 for the preservation of heart function after a severe heart attack;

•	Full enrollment of 160 patients in the Phase 2 PreSERVE AMI trial by December 2013;

•	Expansion of CD34 cell intellectual property coverage globally;

•
Establishment of relationship with University of California, San Francisco and Dr. Jeffrey Bluestone resulting in the license of three patent families, Phase 1 data and related IND to advance the Treg Program in type 1 diabetes;

•	Completion of enrollment in Dr. Bluestone's Phase 1 trial for type 1 diabetes using Treg cells;

•	Expansion of PCT clean rooms to include a Class 1,000 suite compliant with EU production standards;

•	Continued growth in processing and storage services including additional transplant center client;

•	Receipt of National Institute of Allergy and Infectious Diseases (NIAID) and National Institutes of Health (NIH) financial support for VSEL™ Technology research;

•	Recruitment of additional seasoned management raising the Company's profile in the industry and increasing its knowledge, skill base and competitiveness;

•	Listing on NASDAQ Capital Market;

•	During the 2013 calendar year, the market capitalization of the Company increased by 89%;

•	Raised $62 million from equity financings.
2013 Year-End Financial Highlights from Continuing Operations

•
Revenues for the year were $14.7 million compared to $14.3 million in 2012. PCT's clinical services revenues, representing the largest component of revenues, increased 14%. These revenues were impacted by the deferral of revenue on certain process development contracts, in accordance with our revenue recognition policy. The revenue increase was also partially offset by lower clinical service reimbursable revenue due to changes in certain customer contractual terms. Overall, there were approximately 50% more active clients compared to 2012.

•	Year-end cash balance was $46.1 million.

•
Operating expenses were $38.5 million compared to $32.8 million in 2012. Research and development expenses increased $6.5 million in support of our Phase 2 PreSERVE AMI trial and the advancement of our Treg Program. Selling, general and administrative expenses decreased $0.7 million.

•	Net loss from continuing operations was $39.5 million compared to $36.1 million in 2012.

•	Net loss excluding non-cash charges was $28.7 million (see reconciliation in the Appendix below).
2014 Outlook
In 2014, NeoStem's management looks forward to significant additional achievements. The Company's milestones and goals for the year include:
Therapeutic Pipeline

•	Release of data from PreSERVE AMI Phase 2 trial in 2H 2014;

•	Initiate a Phase 2 chronic heart failure trial in our CD34 Cell Program;

•	Data from the Treg Phase 1 trial in type 1 diabetes presented at the American Diabetes Association Scientific Sessions in June 2014;

•	Advance Treg Program to initiate Phase 2 trial in type 1 diabetes;

•	Initiate proof-of-concept study to determine if Treg cells can be used to treat steroid resistant asthma;

•	Advance VSELTM research through preclinical studies.
Commercial Operations

•	Drive further growth in revenues through product and service expansion transaction(s);

•	Advance initiatives in Engineering & Innovation Center to lower cost of goods and improve robustness and efficiency of the manufacturing process in anticipation of commercial production;

•	Expand manufacturing capabilities internationally.
Strategic Transactions

•	Explore strategic acquisitions and business development transactions to increase shareholder value.
Appendix
Use of Non-GAAP Financial Measures
The Company uses Net Loss Excluding Non-Cash Charges as a non-GAAP financial measure in evaluating its performance. This measure represents net loss, less equity-based compensation, depreciation and amortization, and other non-cash adjustments included in net loss. The Company believes that providing this measure to investors provides important supplemental information of its performance and permits investors and management to evaluate the core operating performance and cash utilization of the Company by excluding the use of these non-cash adjustments. Additionally, the Company believes this information is frequently used by securities analysts, investors and other interested parties in the evaluation of performance. Management uses, and believes that investors benefit from, this non-GAAP financial measure in assessing the Company's operating results, as well as in planning, forecasting and analyzing future periods.
Net Loss Excluding Non-Cash Charges has limitations as an analytical tool, and investors should not consider this measure in isolation, or as a substitute for analysis of the Company's results as reported under generally accepted accounting principles in the United States ("U.S. GAAP"). For example, this measure does not reflect the Company's cash expenditures, future requirements for capital expenditures, contractual commitments, or cash requirements for working capital needs. Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and Net Loss Excluding Non-Cash Charges does not reflect any cash requirements for such replacements. Given these limitations, the Company relies primarily on its U.S. GAAP results and uses the Net Loss Excluding Non-Cash Charges measure only as a supplemental measure of its financial performance and cash utilization.

GAAP to Non-GAAP Reconciliation (for the twelve months ended December 31, 2013)

Net Loss Excluding Non-Cash Charges Reconciliation

(in millions)

Net loss from continuing operations	$(39.5)

Equity-based compensation	6.8

Depreciation and amortization	1.6

Changes in fair value of derivative liability	(0.1)

Changes in acquisition-related contingent consideration	1.9

Bad debt recovery	(0.2)

Deferred income taxes	0.8

Net Loss Excluding Non-Cash Charges	$(28.7)

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy, including with respect to the Company's ability to develop and grow its business, the successful development of cellular therapies, including with respect to the Company's research and development and clinical evaluation efforts in connection with the Company's CD34 Cell Program and our T Regulatory Cell Program and other cell therapies, the future of the regenerative medicine industry and the role of stem cells and cellular therapy in that industry and the performance and planned expansion of the Company's contract development and manufacturing business. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2014 and in the Company's periodic filings with the SEC. The Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside its control.
CONTACT: Investor Contact:
LifeSci Advisors, LLC
Michael Rice
Founding Partner
Phone: +1-646-597-6979
Email: mrice@lifesciadvisors.com

Media Contact:
NeoStem, Inc.
Eric Powers
Manager of Communications and Marketing
Phone: +1-212-584-4173
Email: epowers@neostem.com